Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:

Investor Relations, Presstek
(603) 594-8585 x3559
investorrelations@presstek.com

Presstek Appoints former Kodak Executive Jeffrey Jacobson as President and CEO

Hudson, N.H., May 10th, 2007 /PRNewswire-FirstCall/ -- Presstek, Inc. (Nasdaq: PRST), the leading manufacturer and marketer of digital offset printing business solutions, today announced that its Board of Directors named Jeffrey Jacobson to serve as the Company’s President and Chief Executive Officer. He will also be appointed a member of the Presstek Board of Directors.

“We are extremely lucky to have someone as talented and experienced as Jeff Jacobson,” said John W. Dreyer, Presstek’s Chairman. “I have known Jeff professionally and personally for many years, and the Board was unanimous in its selection”.

Jacobson, 47, will assume the post immediately. Prior to joining Presstek, he was the Chief Operating Officer of Eastman Kodak Company’s Graphic Communications Group, a division formed by the integration of six different Kodak companies into a $3.6 billion global enterprise. Mr. Jacobson has twenty years of experience in the graphics arts industry, including five years as CEO of Kodak Polychrome Graphics, a successful $1.7 billion joint venture between Sun Chemical and Eastman Kodak. Mr. Jacobson led the growth of Kodak Polychrome Graphics into an industry leading digital and business solutions provider and directed the integration of multiple acquired businesses. Under his leadership, Kodak Polychrome delivered 18 consecutive quarters of profitable growth.

“He is a dynamic business leader who builds and retains strong customer relationships,” added Dreyer. “He has a strong P&L accountability, and significant track record of success in building and managing global enterprises, developing high powered leadership teams, and driving growth through well conceived business development strategies and acquisitions”.
As CEO, he will be responsible for the overall strategic direction and management of Presstek, with a focus on furthering the Company’s growth in the digital offset printing business, continuing its expansion into international markets, and significantly improving the Company’s financial performance.

“It is with tremendous enthusiasm and anticipation that I join Presstek”, said Jacobson. “I joined this great industry the same year in which Presstek was founded, 1987. In addition to driving for significantly improved financial returns to our investors, I will be focused on Presstek’s core competencies and strengths while building new legs of success to strengthen the existing architecture and expand our vision.”

He succeeds Edward J. Marino, who is leaving Presstek and will pursue other interests.
“We thank Ed for his many contributions to Presstek over the years, and wish him well in his future endeavors”, said Dreyer.

Related Information:
As an inducement to Mr. Jacobson’s becoming the Company’s President and CEO, the Company is today issuing Mr. Jacobson 300,000 shares of the Company’s common stock, as a “signing bonus,” and options to purchase 1,000,000 shares of the Company's common stock. The options will vest 20% on the grant date and 20% on January 1 of each year thereafter until fully vested, subject to acceleration in certain circumstances. The Company will be filing a Current Report on Form 8-K that will detail the terms and conditions of Mr. Jacobson’s employment agreement, which will be filed as an exhibit to the Form 8-K.

About Presstek
Presstek, Inc. is a leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek’s patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins. Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek’s and external customers’ applications. For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the performance and availability of existing and new products and technologies, the market's demand for and acceptance of the company's existing and new products, expectations of future growth and profitability, expected organic and strategic growth, the expected performance of the Company’s management team, and the ability of the company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the uncertainties and delays involved with launching new products, print market acceptance of and demand for the company's digital and analog products, the overall course of the digital and analog market in the graphic arts industry, the introduction of competing products, general financial and economic factors that could cause customers to alter their purchasing habits or delay purchasing technology upgrades, the ability of the Company to fulfill customer commitments and close qualified sales leads, and market factors' effect on the print industry generally and the economy as a whole. Other risks are detailed in the company's Annual Report on Form 10-K and the company's other reports on file with the Securities and Exchange Commission. The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "likely," "expectation(s)," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to update any forward-looking statements contained in this news release.

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